Exhibit 1.1

EXECUTION COPY

9,000,000 SHARES

SELECT INCOME REIT

COMMON SHARES OF BENEFICIAL INTEREST ($.01 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

May 14, 2014

May 14, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

as Representative of the several Underwriters

Ladies and Gentlemen:

Select Income REIT, a Maryland real estate investment trust (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares of Beneficial Interest, $.01 par value per share, of the Company (“Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,350,000 additional Common Shares.  The aforesaid 9,000,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,350,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-187849), including the related prospectus, covering the registration of the offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and has filed such amendments thereto, if any, as may have been required to the date hereof.  Such registration statement has been declared effective under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus related to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, but including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of first use of such prospectus, is hereinafter called a “preliminary prospectus.”  Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430(B)(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)).  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The final prospectus, in the form furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is hereinafter collectively called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the General Disclosure Package (as defined below), any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Closing Time referred to in Section 2(c) hereof, and, if any Option Securities are purchased, at each Date of Delivery referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 in connection with the issuance of its securities, including the Securities.  The Registration Statement was declared effective by the

Commission under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), at the Closing Time and at each Date of Delivery (if any), the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and at each Date of Delivery (if any), complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, such preliminary prospectus or the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale for the Securities, (c) at the Closing Time and (d) at each Date of Delivery (if any) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:45 p.m. (New York City time) on May 14, 2014 or such other time as agreed by the Company and the Representative.

“Statutory Prospectus” as of any time means the prospectus (including any documents incorporated by reference therein) relating to the Securities that is included in the Registration Statement immediately prior to that time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notifies the Representative as described in the penultimate sentence of Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (that information being limited to that described in the last sentence of Section 6(b) hereof).

The preliminary prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Independent Accounting Firm.  The accounting firm that certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(iii)                               Financial Statements.  The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented.  The supporting schedules, if any, present fairly in all material respects the information set forth therein for the periods indicated.  The selected financial data and the summary selected financial information included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein for the periods indicated and have been compiled on a basis consistent with that of the audited financial statements of the Company included in or incorporated by reference in the Registration Statement.  The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  Any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iv)                              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(v)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has, along with its subsidiaries, as applicable, trust power and authority to own, lease and operate the properties owned by the Company and its subsidiaries on the date hereof (collectively, the “Properties”) and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)                              Good Standing of the Significant Subsidiary.  Schedule D hereto sets forth a list of each direct and indirect subsidiary of the Company, their respective jurisdictions of formation or organization, the Company’s direct or indirect percentage ownership therein and whether any such subsidiary is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (such significant subsidiary, the “Significant Subsidiary”).  The Significant Subsidiary has been duly organized and is validly existing as a real estate investment trust in good standing with the SDAT and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Significant Subsidiary is duly qualified as a foreign trust or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of beneficial interest of the Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Prospectus; none of the outstanding shares of beneficial interest of the Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of the Significant Subsidiary.

(vii)                           Capitalization.  The issued and outstanding shares of beneficial interest of the Company, including the Securities, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii)                        Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix)                              Authorization of Material Documents.  The Company has entered into the following agreements: (i) a Transaction Agreement, dated March 12, 2012 (the “Transaction Agreement”), with CommonWealth REIT, a Maryland real estate investment trust (“CWH”); (ii) an Amended and Restated Business Management Agreement, dated December 23, 2013 (the “Business Management Agreement”), with Reit Management & Research LLC (“RMR”); and (iii) a Property Management Agreement, dated March 12, 2012 as amended by a First Amendment to Property Management Agreement dated December 12, 2012 (the “Property Management Agreement”), with RMR.  The Transaction Agreement, the Business Management Agreement and the Property Management Agreement are each referred to as a “Material Document.”  Each Material Document has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(x)                                 Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company will have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xi)                              Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or, except as would not, singly or in the aggregate, have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xii)                           Absence of Tenant Defaults.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, no tenant is in default under any provision of a lease pursuant to which it leases space from the Company or any of its subsidiaries if such default would result in a Material Adverse Effect.

(xiii)                        Absence of Employees.  The Company and its subsidiaries do not have any employees.

(xiv)                       Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company, would result in a Material Adverse Effect, or affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets  is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xv)                          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi)                       Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights,

licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Registration Statement, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii)                    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws, the rules of the Financial Industry Regulatory Authority (“FINRA”) or the rules of the New York Stock Exchange (the “NYSE”).

(xviii)                 Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix)                       Possession of Licenses and Permits.  The Company or its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company and its subsidiaries as described in the Registration Statement (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx)                          Title to Property.  The Company’s subsidiaries have good and insurable fee, easement or leasehold (as applicable) title to the Properties  and the Company and its subsidiaries have good title to all other assets owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) such as are described in the Prospectus, (B) liens for taxes not yet due and payable, (C) in the case of personal property located at certain real property, such as are subject to purchase money, equipment lease or similar financing arrangements which have been entered into in the ordinary course of business with an aggregate amount not in excess of $5 million or (D) those which do not, singly or in the aggregate, have a Material Adverse Effect.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease and that would singly, or in the aggregate, have a Material Adverse Effect.  Except for leases and subleases in effect on the date hereof, no Person has any possessory interest in any Property or right to occupy the same except under and pursuant to (i) licenses or easements entered into by the Company or a subsidiary or their predecessors, including CWH or any of its subsidiaries with respect to the 251 properties the Company and its subsidiaries acquired from CWH and its subsidiaries (the “Initial Properties”), in the ordinary course of their business or (ii) liens, claims, encumbrances and restrictions described above, and except for the interests and rights as would not singly, or in the aggregate, have a Material Adverse Effect.

(xxi)                       Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxii)                    Environmental Laws.  The Company (and/or CWH with respect to the Initial Properties) has received and reviewed environmental reports or other environmental information on each Property.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Properties are in compliance with, and neither the Company nor any of its subsidiaries has any liability with respect to the Properties under, applicable Environmental Laws (as defined below) except for such non-compliance or liability which would not result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has at any time released (as such term is defined in Section 101 (22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any Property, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any Property, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any Property or arising out of the conduct of the business of the Company or any of its subsidiaries at the Properties, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (v) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against the Company, any of its subsidiaries or the Properties, other than as would not be reasonably likely to result in a Material Adverse Effect.  As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, toxic mold or any hazardous material as defined by or regulated under any Environmental Law.  As used herein, “Environmental Law” (individually, an “Environmental Law” and collectively “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health (with respect to exposure to Hazardous Materials), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxiii)                 Condition of Properties.  (A) None of the Properties is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Property that would, singly or in the aggregate, have a Material Adverse Effect; (C) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any Property which would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (D) the improvements comprising any portion of each Property (the “Improvements”) are free of any and all physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxiv)                Access and Utilities.  (A) Each of the Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its use as described in the Prospectus, except where the failure to have such rights or services would not, singly or in the aggregate, have a Material Adverse Effect; (B) all public utilities necessary to the use and enjoyment of each of the Properties in the manner described in the Prospectus are located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect; and (C) all roads necessary for the use of each of the Properties as described in the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities or access to such roads over private roads has been provided by recorded easements, subject to such exceptions which would not, singly or in the aggregate, have a Material Adverse Effect.

(xxv)                   No Condemnation.  No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s knowledge, no such proceeding is threatened, with respect to all or any portion of the Properties or for the relocation away from any Property of any roadway providing access to the Properties or any portion thereof, except for such condemnations or proceedings that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxvi)                Registration Rights.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxvii)             Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) any interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii)          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix)                Tax Returns and Payment of Taxes.  All United States federal income tax returns regarding the Company and any of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained.  The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment (including all real estate taxes) received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxx)                   Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance (other than insurance coverage for officers and trustees of the

Company) with, to the knowledge of the Company, financially sound and reputable insurers, in such amounts as are commercially reasonable for the properties owned by the Company and covering such risks, as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxi)                Title Insurance.  The Company or its applicable subsidiary carries or is entitled to the benefits of title insurance with respect to the real property comprising each Property with, to the knowledge of the Company, financially sound and reputable insurers, in an amount not less than the purchase price for such Property, or, in the case of each Initial Property, CWH’s net book value of the real property comprising such Initial Property, insuring that the Company or its applicable subsidiary is vested with good and insurable fee, easement or leasehold (as applicable) title to each such Property, except to the extent the failure to carry such title insurance would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxii)             Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained, if required, the written consent to the use of such data from such sources requiring consent.

(xxxiii)          REIT Qualification.  Commencing with its taxable year ended December 31, 2012, the Company has been organized and operated, and will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder.

(xxxiv)         Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv)            Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvi)         OFAC.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvii)      Emerging Growth Company.  From April 5, 2012 through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(xxxviii)   Testing-the-Waters Communications.  Neither the Company nor any of its subsidiaries has (a) engaged in any Testing-the-Waters Communication or (b) authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(xxxix)         Good Standing of RMR.  RMR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite limited liability company power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Business Management Agreement and the Property Management Agreement.

(b)                                 Officers’ Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.                            Sale and Delivery to the Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $27.7675 per share, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the full amount of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Initial Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but, if later than the Closing Date, shall not be earlier than three nor later than five full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price and delivery of certificates for, or other evidence of, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price and delivery of certificates for, or other evidence of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company in accordance with Section 2(b).

Payment shall be made to the Company, with respect to the Initial Securities, at the Closing Time and, with respect to any Option Securities, at the applicable Date of Delivery by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for, or other evidence of, the Initial Securities and the Option Securities, if any, to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve any such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration.  Certificates for, or other evidence of, the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative shall request in writing not later than two business days prior to the Closing Time or the relevant Date of Delivery, as the case may be.  The Initial Securities and any Option Securities shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company, for the account of the several Underwriters.  The certificates, if applicable, for the Initial Securities and the Option Securities, if any, will be made available for examination and inspection by the Representative in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated therein by reference or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b)                                 Prevention of Stop Orders. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)                                  Filing of Amendments and Exchange Act Documents.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to any preliminary prospectus (including the prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representative to the Company.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representative to the Company.

(d)                                 Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required to be delivered under the 1933 Act, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, which in the case of counsel for the Underwriters shall be communicated by the Representative in writing (which may be delivered by electronic mail) to the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, which in the case of counsel for the Underwriters shall be communicated by the Representative in writing (which may be delivered by electronic mail) to the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment declared effective as soon as practicable (if it is not an automatically effective amendment) and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the completion of the sale of the Securities by the Underwriters, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein  (that information being limited to that described in the last sentence of Section 6(b) hereof).

(g)                                  Blue Sky Qualifications.  The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated (i) to file any general consent to service of process, (ii) to qualify as a foreign trust, as a dealer in securities or to do business in any jurisdiction in which it is not so qualified, or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     REIT Qualification.  The Company will use its best efforts, unless the board of trustees determines otherwise, to remain qualified for taxation as a REIT.

(j)                                    Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds” in all material respects.

(k)                                 Listing.  The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(l)                                     Restriction on Sale of Securities.  During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued pursuant to the Company’s 2012 Equity Compensation Plan or any dividend reinvestment plan, (C) Common Shares to be issued to RMR in payment of its incentive fee or of its management fees, (D) the issuance of any Common Shares to owners of any assets, property or business which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such assets, property or business; provided that no more than an aggregate of five percent (5%) of the number of Common Shares outstanding as of the Closing Time are issued as consideration in connection with all such acquisitions; and provided, further, that Merrill Lynch receives a signed lock-up agreement in substantially the form of Exhibit A hereto for the balance of the 60-day restricted period from the recipients receiving Common Shares in connection with any such acquisitions, (E) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (B), (C) and/or (D) and (F) the filing with the Commission of a universal shelf registration statement on an appropriate form under the 1933 Act.

(m)                             Reporting Requirements.  The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n)                                 Emerging Growth Company Status.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the 1933 Act and (b) completion of the 60-day restricted period referred to in Section 3(l) hereof.

(o)                                 Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative in writing is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities by the Company to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters (not to exceed $10,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors,

(vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show, including 50% of the cost of aircraft, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such counsel’s fees not to exceed $15,000), (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Representative caused by a breach of the representation contained in the third paragraph of Section 1(a)(i) (it being understood that the representation contained in such paragraph shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through the Representative in writing expressly for use in the General Disclosure Package) (that information being limited to that described in the last sentence of Section 6(b) hereof).  For the avoidance of doubt, except as expressly set forth in this Section 4(a), Section 4(b), Section 6 or Section 7, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of Securities by them and the expenses of advertising any offering of the Securities by the Underwriter.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(n), Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of the Underwriters’ Obligations.  The obligations of the several Underwriters hereunder to purchase and pay for the Securities pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement has been declared effective under the 1933 Act and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.  Each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b)                                 Opinion of Sullivan & Worcester LLP.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in a form reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.  In rendering their opinion as aforesaid, Sullivan & Worcester LLP may limit such opinion to matters of federal, Massachusetts and New York law and the Delaware Limited Liability Company Act.

(c)                                  Opinion of Saul Ewing LLP.  At the Closing Time the Representative shall have received the favorable opinion, dated as of the Closing Time, of Saul Ewing LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representative shall reasonably request.

(d)                                 Opinion of Sidley Austin LLP.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representative shall reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)                                  Company Officers’ Certificate.  At the Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has not occurred any Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied by the Company hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers’ knowledge, threatened by the Commission.

(f)                                   Company Chief Financial Officer’s Certificate.  At the Closing Time, the Representative shall have received a certificate of the chief financial officer of the Company, dated as of the Closing Time, substantially in the form of Exhibit B hereto, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(g)                                  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated as of such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements (including financial statements pursuant to Rule 3-14 of Regulation S-X and pro forma financial statements) and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

(h)                                 Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)                                     Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NYSE.

(j)                                    No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)                                 Lock-up Agreement.  At the date of this Agreement, Merrill Lynch shall have received an agreement substantially in the form of Exhibit A hereto signed by Barry M. Portnoy, Adam D. Portnoy, Jeffrey P. Somers, Donna D. Fraiche, William A. Lamkin, David M. Blackman and John C. Popeo.

(l)                                     Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)                                     Company Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer or principal Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of Sullivan & Worcester LLP.  The favorable opinion of Sullivan & Worcester LLP, counsel for the Company, in a form reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of Saul Ewing LLP.  The favorable opinion of Saul Ewing LLP, special Maryland counsel for the Company, in a form reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Opinion of Sidley Austin LLP.  The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)                                 Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m)                             Additional Documents.  At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling such counsel to deliver its opinion pursuant to Section 5(d) hereof, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale and issuance of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n)                                 Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by written notice from the Representative to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of one separate firm of counsel (other than local counsel) chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) (that information being limited to that described in the last sentence of Section 6(b) hereof).

(b)                                 Indemnification of Company, Trustees and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its Affiliates, its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, such information being limited to the following: (i) the fourth paragraph under the caption “Underwriting (Conflicts of Interest);” (ii) the first paragraph under the caption “Underwriting (Conflicts of Interest) - Commissions and Discounts;” (iii) the paragraphs under the caption “Underwriting (Conflicts of Interest) — Price Stabilization, Short Positions;” (iv) the paragraph under the caption “Underwriting (Conflicts of Interest) — Electronic Distributions;” and (v) the second paragraph under the caption “Underwriting (Conflicts of Interest) — Other Relationships;” in each case in the section entitled “Underwriting (Conflicts of Interest)” of the Registration Statement and the Prospectus.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties hereunder similarly notified, by written notice delivered to the indemnified party as promptly as reasonably practicable after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, reasonably approved by the indemnifying party (or by the Representative in the case of Section 6(b)), representing the indemnified parties who are parties to such action or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; provided that in no event shall the indemnifying party or parties be liable for the fees and expenses of more than one firm of counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to Section 6(d), the indemnifying party under this

Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage liability or expense by reason of such settlement or judgment to the extent the indemnifying party is required to indemnify the indemnified party under Section 6(a) or (b) hereof.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements of the Company contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the

Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16 and 18 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time  or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Initial Securities or any Option Securities, as applicable, to be purchased and sold on such date shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Default by the Company.  If the Company shall fail at the Closing Time or at a Date of Delivery, as applicable, to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16 and 18 shall remain in full force and effect.  No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department, Facsimile: (646) 855-3073, with a copy to ECM Legal, Facsimile: (212) 230-8730; and notices to the Company shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, attention of David M. Blackman, President and Chief Operating Officer, Facsimile: (617) 928-1305.

SECTION 13.                     No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its shareholders, creditors, employees, its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.                     Parties.  This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.                     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.                     Effect of Headings.  The Section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SELECT INCOME REIT, DATED MARCH 9, 2012, AS AMENDED, AS FILED WITH MARYLAND STATE DEPARTMENT OF ASSESSMENTS AND TAXATION, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SELECT INCOME REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SELECT INCOME REIT.  ALL PERSONS DEALING WITH SELECT INCOME REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SELECT INCOME REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SELECT INCOME REIT

By	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Jeffrey Horowitz
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,921,815
Morgan Stanley & Co. LLC	1,921,815
UBS Securities LLC	1,921,815
Citigroup Global Markets Inc.	816,771
Jefferies LLC	816,771
RBC Capital Markets, LLC	816,771
Robert W. Baird & Co. Incorporated	96,091
BB&T Capital Markets, a division of BB&T Securities, LLC	96,091
Janney Montgomery Scott LLC	96,091
JMP Securities LLC	96,091
MLV & Co. LLC	96,091
Oppenheimer & Co. Inc.	96,091
Comerica Securities, Inc.	34,616
Mizuho Securities USA Inc.	34,616
Santander Investment Securities Inc.	34,616
SMBC Nikko Securities America, Inc.	34,616
TD Securities (USA) LLC	34,616
The Huntington Investment Company	34,616
Total	9,000,000

Sch A-1

SCHEDULE B

Shares offered:  9,000,000 Common Shares

Initial public offering price:  $29.00 per Common Share

Sch B-1

SCHEDULE C

Issuer Free Writing Prospectus

None.

Sch C-1

SCHEDULE D

1.              Alpha BT LLC, a Maryland limited liability company

2.              Hawaii Metamorphosis LLC, a Maryland limited liability company

3.              Hawaii MMGD LLC, a Maryland limited liability company

4.              Hawaii Phoenix Properties LLC, a Maryland limited liability company

5.              Higgins Properties LLC, a Maryland limited liability company

6.              LTMAC Properties LLC, a Maryland limited liability company

7.              Masters Properties LLC, a Maryland limited liability company

8.              Orville Properties LLC, a Maryland limited liability company

9.              RFRI Properties LLC, a Maryland limited liability company

10.       Robin 1 Properties LLC, a Maryland limited liability company

11.       SIR 300 Billerica Inc., a Maryland corporation

12.       SIR Campbell Place Inc., a Maryland corporation

13.       SIR MA Realty Trust, a Massachusetts nominee trust

14.       SIR Properties REIT LLC, a Maryland limited liability company

15.       SIR Properties Trust, a Maryland real estate investment trust *

16.       SIR REIT, a Maryland real estate investment trust

17.       Tanaka Properties LLC, a Maryland limited liability company

18.       TedCal Properties LLC, a Maryland limited liability company

19.       TSM Properties LLC, a Maryland limited liability company

20.       Z&A Properties LLC, a Maryland limited liability company

* Denotes a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1934 Act)

The Company wholly owns, directly or indirectly, each of the above-listed subsidiaries.

Sch D-1

Exhibit A

FORM OF LOCK-UP FROM SHAREHOLDERS PURSUANT TO SECTION 5(k)

, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

c/o                               Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Select Income REIT, a Maryland real estate investment trust (the “Company”), providing for the public offering of the Company’s Common Shares of Beneficial Interest, $.01 par value per share (the “Common Shares”).  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

[It is understood and agreed to by Merrill Lynch and the undersigned that any action taken under the foregoing (i) and (ii) by CommonWealth REIT with respect to any of the 22,000,000 Common Shares it owns and which action is not controlled by Reit Management & Research LLC or the undersigned shall not constitute a breach of the agreements set forth in this letter.][To include in Lock-Up for each of Barry M. Portnoy, Adam D. Portnoy]

Notwithstanding the foregoing, the undersigned may transfer its Common Shares (i) as a bona fide gift or gifts, (ii) as donations to charitable organizations, (iii) by will or the laws of descent and distribution, (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, or (v) with the prior written consent of Merrill Lynch on behalf of the Underwriters; provided, however, that it shall be a pre-condition to such transfers set forth in (i), (ii), (iii) or (iv) above that (a) the transferee or donee executes and delivers to Merrill Lynch a lock-up agreement in form and substance satisfactory to Merrill Lynch, (b) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 60-day lock-up period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.  For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a business trust, real estate investment trust, limited liability company, partnership, corporation or other entity, the undersigned may transfer its shares to any of its direct or indirect wholly-owned subsidiaries; provided, however, that it shall be a pre-condition to such transfer or distribution that (a) the transferee executes and delivers to Merrill Lynch a lock-up agreement in form and substance satisfactory to Merrill Lynch, (b) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 60-day lock-up period), (c) each party (transferor or, transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If (a) for any reason the Underwriting Agreement shall be terminated on or before the Closing Time (as defined in the Underwriting Agreement) or (b) the Company notifies you in writing, with a copy to Merrill Lynch, that it does not or the Underwriters do not intend to proceed with the public offering contemplated by the proposed Underwriting Agreement, this Agreement shall automatically be terminated.

Very truly yours,

Signature:

Print Name:

Exhibit B

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

Select Income REIT

Certificate of Chief Financial Officer

Reference is made to the underwriting agreement dated May 14, 2014 (the “Underwriting Agreement”) among Select Income REIT, a Maryland real estate investment trust (the “Company”), and the several underwriters named in Schedule A thereto, for whom, Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative.  Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

I, John C. Popeo, do hereby certify that I am the Chief Financial Officer of the Company, and, in my capacity as Chief Financial Officer, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify on behalf of the Company that:

1.              I am familiar with the accounting, operations and records systems of the Company;

2.              I have read the (1) the Registration Statement, (2) the Prospectus and (3) the General Disclosure Package;

3.              I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A, which is incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package.  I have compared the dollar and other amounts appearing on the attached Exhibit A to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement in all material respects as of the specified dates.

This certificate is being furnished to the Underwriters, solely to assist them in conducting their investigation of the Company in connection with the offer and sale of the Securities.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, I have hereunto subscribed my name this        day of           , 2014.

SELECT INCOME REIT

Name:	John C. Popeo
Title:	Chief Financial Officer

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